UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2015 (May 28, 2015)

New Senior Investment Group Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-36499 (Commission File Number)	80-0912734 (I.R.S. Employer Identification Number)

1345 Avenue of the Americas, 46th Floor New York, New York (Address of principal executive offices)	10105 (Zip code)

212-479-3140

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2015 Annual Meeting of Stockholders (the “Annual Meeting”), held May 28, 2015, the stockholders of New Senior Investment Group Inc. (the “Company”) voted on the matters described below.

1.	The Company’s stockholders elected two Class I directors, who comprise all the directors of such class, to serve until the 2018 Annual Meeting of Stockholders or until their successors are elected and duly qualified. The numbers of shares that voted for the election of such directors, withheld authority to vote for such directors and represented broker non-votes with respect to this proposal are summarized in the table below.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes*
Virgis W. Colbert	44,920,153	479,929	14,608,425
Cassia van der Hoof Holstein	44,933,117	466,965	14,608,425

* Broker non-votes are instances where a broker holding shares of record for a beneficial owner does not vote the shares because it has not received voting instructions from the beneficial owner and therefore is precluded by the rules of the New York Stock Exchange (“NYSE”) from voting on a particular matter. Under NYSE rules, when a broker holding shares in “street name” does not receive voting instructions from a beneficial owner, the broker has discretionary authority to vote on certain routine matters but is prohibited from voting on non-routine matters. Brokers who did not receive instructions were not entitled to vote on the election of directors, but they were entitled to vote on the ratification of the appointment of the independent registered public accounting firm.

2.	The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015. The numbers of shares that voted for, against and abstained from voting for or against the ratification of the selection of Ernst & Young LLP are summarized in the table below.

Votes For	Votes Against	Abstentions
59,714,155	170,098	124,254

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW SENIOR INVESTMENT GROUP INC.

Date: June 1, 2015	By: /s/ Susan Givens
Susan Givens
Chief Executive Officer

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